POWER OF ATTORNEY

	Armando Zagalo de Lima, the undersigned director nominee of PPL Corporation
(the "Company"), a Pennsylvania corporation, hereby appoints Robert J. Grey,
Michael A. McGrail, Elizabeth S. Duane and Frederick C. Paine, and each of them, his true and lawful attorneys-in-fact to execute for the undersigned and file in his name all Securities and Exchange Commission ("SEC") forms regarding ownership of Company securities as required of the undersigned under the provisions of the Securities Act of 1933 and the Securities Exchange Act of
1934, as each may from time to time be amended, and regulations of the SEC.  The undersigned hereby grants to each such attorney full power and authority to do and perform in the name of and on behalf of the undersigned, and in any and all capacities, any act and thing whatsoever required or necessary to be done for such purposes, as fully and to all intents and purposes as the undersigned might do, hereby ratifying and approving the acts of each such attorney.

	This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file such SEC forms, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

	IN WITNESS WHEREOF, the undersigned has hereunto set his hand this 1st day of
July, 2014.

		/s/Armando Zagalo de Lima
		______________________________
			Armando Zagalo de Lima